
                                                                   EXHIBIT 10.9




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                                    Lease

                           PACIFIC CORPORATE PLAZA
                            27061 ALISO CREEK ROAD


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                                   Between

                                 PHONEXCHANGE
                                   (Tenant)

                                     and

                        CARRAMERICA REALTY CORPORATION
                                  (Landlord)



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                                      Lease

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1.       LEASE AGREEMENT......................................................3

2.       RENT.................................................................3
         A. Types of Rent.....................................................3
            (1)   Base Rent...................................................3
            (2)   Operating Cost Share Rent...................................3
            (3)   Tax Share Rent..............................................4
            (4)   [Intentionally Omitted.]....................................4
            (5)   Additional Rent.............................................4
            (6)   Rent........................................................4

      B.    Payment of Operating Cost Share Rent and Tax Share Rent ..........4
            (1)   Payment of Estimated Operating Cost Share Rent and
                  Tax Share Rent..............................................4
            (2)   Correction of Operating Cost Share Rent.....................5
            (3)   Correction of Tax Share Rent................................5

      C.    Definitions.......................................................5
            (1)   Included Operating Costs....................................5
            (2)   Excluded Operating Costs....................................6
            Property Management Fee...........................................7
            (4)   Taxes.......................................................7
            (5)   Lease Year..................................................8
            (6)   Fiscal Year.................................................8
      D.    Computation of Base Rent and Rent Adjustments.....................8
            (1)   Prorations..................................................8
            (2)   Default Interest............................................8
            (3)   Rent Adjustments............................................8
            (4)   Books and Records...........................................8
            (5)   Miscellaneous...............................................9

3.    PREPARATION AND CONDITION OF PREMISES; POSSESSION AND
      SURRENDER OF PREMISES ..................................................9
      A.    Condition of Premises.............................................9
      B.    Tenant's Possession...............................................9
      C.    Maintenance.......................................................9



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4.    PROJECT SERVICES ......................................................10
      A.    Heating and Air Conditioning.....................................10
      B.    Elevators........................................................10
      C.    Electricity......................................................10
      D.    Water............................................................11
      E.    Janitorial Service ..............................................11
      F.    Interruption of Services.........................................11
      G.    Parking..........................................................11

5.    ALTERATIONS AND REPAIRS ...............................................11
      A.    Landlord's Consent and Conditions ...............................11
      B.    Damage to Systems ...............................................12
      C.    No Liens ........................................................13
      D.    Ownership of Improvements .......................................13
      E.    Removal at Termination ..........................................13
      F.    Landlord's Work .................................................14

6.    USE OF PREMISES .......................................................14

7.    GOVERNMENTAL REQUIREMENTS AND PROJECT RULES ...........................15

8.    WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE ..........................15
      A.    Waiver of Claims ................................................15
      B.    Indemnification..................................................15
      C.    Tenant's Insurance...............................................15
      D.    Insurance Certificates...........................................17
      E.    Landlord's Insurance.............................................17

9.    FIRE AND OTHER CASUALTY................................................17
      A.    Termination......................................................17
      B.    Restoration......................................................17

10.   EMINENT DOMAIN.........................................................18

11.   RIGHTS RESERVED TO LANDLORD............................................18
      A.    Name.............................................................18
      B.    Signs............................................................18
      C.    Window Treatments................................................18
      D.    Keys.............................................................18
      E.    Access...........................................................19
      F.    Preparation for Reoccupancy......................................19
      G.    Heavy Articles...................................................19
      H.    Show Premises....................................................19



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      I.    Relocation of Tenant.............................................19
      J.    Use of Lockbox...................................................19
      K.    Repairs and Alterations..........................................20
      L.    Landlord's Agents................................................20
      M.    Building Services................................................20
      N.    Other Actions....................................................20

12.   TENANT'S DEFAULT ......................................................20
      A.    Rent Default ....................................................20
      B.    Assignment/Sublease or Hazardous Substances Default..............20
      C.    Other Performance Default........................................20
      D.    Credit Default...................................................20
      E.    Vacation or Abandonment Default..................................21

13.   LANDLORD REMEDIES .....................................................21
      A.    Termination of Lease or Possession ..............................21
      B.    Lease Termination Damages .......................................21
      C.    Continuation of Lease ...........................................22
      D.    Possession Termination Damages...................................22
      E.    Landlord's Remedies Cumulative...................................22
      F.    WAIVER OF TRIAL BY JURY..........................................22
      G.    Litigation Costs.................................................23

14.   SURRENDER..............................................................23

15.   HOLDOVER...............................................................23

16.   SUBORDINATION TO GROUND LEASES AND MORTGAGES...........................23
      A.    Subordination....................................................23
      B.    Termination of Ground Lease or Foreclosure of Mortgage...........23
      C.    Security Deposit.................................................24
      D.    Notice and Right to Cure.........................................24
      E.    Definitions......................................................24

17.   ASSIGNMENT AND SUBLEASE ...............................................24
      A.    In General ......................................................24
      B.    Landlord's Consent ..............................................24
      C.    Procedure .......................................................25
      D.    Change of Management or Ownership ...............................25
      E.    Excess Payments .................................................25
      F.    Recapture .......................................................26

18.   CONVEYANCE BY LANDLORD ................................................26



                                      iii

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19.   ESTOPPEL CERTIFICATE...................................................26

20.   SECURITY DEPOSIT.......................................................26

21.   FORCE MAJEURE..........................................................28

22.   TENANT'S PERSONAL PROPERTY AND FIXTURES................................28

23.   NOTICES................................................................29
      A.    Landlord.........................................................29
      B.    Tenant...........................................................29

24.   QUIET POSSESSION.......................................................30

25.   REAL ESTATE BROKER.....................................................30

26.   MISCELLANEOUS..........................................................30
      A.    Successors and Assigns...........................................30
      B.    Date Payments Are Due............................................30
      C.    Meaning of "Landlord", "Re-Entry, "including" and "Affiliate" ...30
      D.    Time of the Essence..............................................30
      E.    No Option........................................................30
      F.    Severability.....................................................30
      G.    Governing Law....................................................31
      H.    Lease Modification...............................................31
      I.    No Oral Modification.............................................31
      J.    Landlord's Right to Cure.........................................31
      K.    Captions.........................................................31
      L.    Authority........................................................31
      M.    Landlord's Enforcement of Remedies...............................31
      N.    Entire Agreement.................................................31
      O.    Landlord's Title.................................................31
      P.    Light and Air Rights.............................................31
      Q.    Singular and Plural..............................................31
      R.    No Recording by Tenant...........................................32
      S.    Exclusivity......................................................32
      T.    No Construction Against Drafting Party...........................32
      U.    Survival.........................................................32
      V.    Rent Not Based on Income.........................................32
      W.    Building Manager and Service Providers...........................32
      X.    Late Charge and Interest on Late Payments........................32



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27.    UNRELATED BUSINESS INCOME.............................................32

28.    HAZARDOUS SUBSTANCES..................................................32

29.    EXCULPATION...........................................................35

30.    SIGNAGE...............................................................35

31.    EXTENSION OPTION......................................................36

32.    RIGHT OF FIRST OFFER..................................................37



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APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION

                                      LEASE



    THIS LEASE (the "Lease") is made as of April 23, 1999 between CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building(s) (collectively, the "Building") known as "Pacific Corporate Plaza" and the land (the "Land") located at Aliso Creek Road, Aliso Viejo, California, and any parking structure Landlord may elect to construct (in its sole discretion and without obligation) thereon. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

    The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                   SCHEDULE

1.    TENANT: PhoneXchange, a Delaware corporation

2.    PREMISES: A portion of the ground floor of Building One of the Project.

3. RENTABLE SQUARE FEET OF THE PREMISES: 8,642 rentable square feet ("Rentable Area").

4. TENANT'S PROPORTIONATE SHARE: 6.82% (based upon a total of 126,800 rentable square feet in the Project)

5. SECURITY DEPOSIT: $50,037 upon the execution and delivery of this Lease, with such amount adjusted as provided in Section 20.

6.    TENANT'S REAL ESTATE BROKER FOR THIS LEASE. Lee & Associates

7.    LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: Lee & Associates

8. TENANT IMPROVEMENTS, IF ANY: See the Tenant Improvement Agreement attached hereto as Appendix C.

9. COMMENCEMENT DATE. July 1, 1999, but if the Premises are subject to new construction pursuant to Appendix C, then the Completion Date, as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

10. TERMINATION DATE/TERM: Five (5) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month, subject to Tenant's extension option under Section 31.

11. BASE RENT: Base Rent for the first Lease Year shall be the sum of the Base Component and the TI Rent Component (as defined in Appendix C). The Base Component per month for each month of the first Lease Year shall be $1.38 per rentable square foot multiplied by the number of rentable square feet in the Rentable Area. The TI Rent Component for the first Lease Year shall be calculated as provided in Appendix C. Upon the commencement of the second Lease Year, and upon the commencement of each Lease Year thereafter during the initial Term of this Lease, the Base Rent for such Lease Year shall be 104% of the Base Rent for the immediately preceding Lease Year. The Commencement Date Confirmation executed by Landlord and Tenant as provided in this Schedule shall set forth the monthly and annual Base Rent for the initial Term of this Lease.

12.   PARKING RENT: None.

13. SOLE PERMITTED USE: General office purposes, including, without limitation, Tenant's telecommunications Network Operations Center (the "NOC"); however, in no event in violation of any provision of the Rules and Regulations attached as Appendix B hereto or any Governmental Requirements (as hereinafter defined) (the "Permitted Use").

      1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

      2. RENT.

      A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

            CarrAmerica Realty Corporation
            t/a Pacific Corporate Plaza
            P.O. Box [To be provided by written notice from Landlord] Atlanta, GA 30384-0566 or by wire transfer as follows:

            NationsBank, N.A. (South)
            ABA Number 061-000-052
            Account Number [To be provided by written notice from Landlord]

or in such other manner as Landlord may notify Tenant:

            (1) Base Rent in monthly installments, without deduction or offset, in advance. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the Base Rent for the first ten (10) months of the Term. For the purposes of determining this amount only as of the execution of this Lease, and without limiting any of Tenant's obligations under this Lease, the initial Base Rent is estimated to be $119,260. Upon the completion of the Initial Improvements (as defined in Appendix C) and a determination of the actual monthly TI Rent Component, Tenant shall pay to Landlord the amount necessary, if any, so that the amount of prepaid Base Rent held by Landlord as of the Commencement Date is equal to the Base Rent, calculated using the actual TI Rent Component. Thereafter the Base Rent shall be paid on or before the first day of each month of the Term in the amount provided in the Schedule.

            (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease. Concurrently with the execution of this Lease Tenant shall pay to Landlord the estimated Operating Cost Share Rent for the first ten
      (10) months of the Term (and in the event the estimated Operating Cost Share Rent for such period is revised by Landlord, Tenant shall pay to Landlord any increased Operating Cost Share Rent for such period within ten (10) days after notice from Landlord). For the purposes of determining the Operating Cost Share Rent and Tax Share Rent only as of the execution of this Lease, and without limiting any of Tenant's obligations under this Lease, the payment of Operating Cost

      Share Rent and Tax Share Rent for such ten (10) month period is initially estimated to be $47,531. Thereafter Operating Cost Share Rent shall be paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

            (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the excess of Taxes for the applicable fiscal year of this Lease. Concurrently with the execution of this Lease Tenant shall pay to Landlord the estimated Tax Share Rent for the first ten (10) months of the Term in the amount set forth in Subsection (2) above (and in the event the estimated Tax Share Rent for such period is revised by Landlord, Tenant shall pay to Landlord any increased Tax Share Rent for such period within ten (10) days after notice from Landlord). Thereafter Tax Share Rent shall be paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

            (4) [Intentionally Omitted.]

            (5) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent and Tax Share Rent, but including any interest for late payment of any item of Rent.

            (6) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind. All Rent shall be paid absolutely net to Landlord.

      B. Payment of Operating Cost Share Rent and Tax Share Rent.

            (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

            Within ten (10) days after receiving the original or revised estimate from Landlord setting forth an estimate of Operating Costs for a particular fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Costs, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

            Within ten (10) days after receiving the original or revised estimate from Landlord setting forth an estimate of Taxes for a particular fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Taxes, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

            (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall, pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Rent next coming due.

            (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Rent next coming due.

      C. Definitions.

            (1) Included Operating Costs. "Common Areas" means all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, suppliers, shippers, customers and invitees, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

            If the Project is not fully occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied; provided that Landlord shall not be entitled to collect as a result of any such Equitable Adjustment more than one hundred percent (100%) of the Operating Costs which would have been incurred by Landlord for the period for which such Equitable Adjustment was made. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

            If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

            (2)   Excluded Operating Costs. Operating Costs shall not include:

            (a)   costs of alterations of tenant premises;

            (b)   costs of capital improvements other than Included Capital
                  Items;

            (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

            (d)   real estate brokers' leasing commissions;

            (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

            (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

            (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

            (h)   depreciation (except on any Included Capital Items);

            (i)   franchise or income taxes imposed upon Landlord;

            (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

            (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

            (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

            (m)   fines, penalties and interest;

            (n) any costs related to the removal or remediation of Hazardous Substances at the Project (except as costs required to be paid by Tenant under the terms of this Lease); and

            (o) without limiting the Property Manager's Fee or any other amount required to paid by Tenant under this Lease, Landlord's general corporate overhead and general and administrative expenses not related to the Project or the management, maintenance, operation, insurance, repair and other related activities in connection with the Project and/or the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith.

            (3) Property Management Fee. Landlord also shall serve as the Property Manager for an annual fee payable by Tenant equal to three percent (3%) of the Base Rent, Operating Cost Share Rent and Tax Share Rent, and Landlord may recover from Tenant the actual out-of-pocket costs of providing property management services (collectively, the "Property Manager's Fee").

            (4) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

            For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

            Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

            (5) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

            (6) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

      D. Computation of Base Rent and Rent Adjustments.

            (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

            (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum. or the maximum rate permitted by law.

            (3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule, are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

            (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the one hundred eighty (180) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said one hundred eighty (180) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%).

            (5) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen
      (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

      3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

      A. Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant absolutely "as is" (subject to the punch list items to be corrected as provided in Appendix C), without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C. Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability. Landlord shall assign to Tenant (or otherwise enforce at Landlord's election upon Tenant's written request) any and all warranties (including statutory) received from or rights against all contractors and subcontractors regarding the Tenant Improvements (as defined in Appendix C).

      B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

      C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

      4. PROJECT SERVICES.

      Landlord shall furnish services as follows:

      A. Heating and Air Conditioning. During the normal business hours of 8:00 a.m to 6:00 p.m., Monday through Friday on generally recognized business days in the area in which the Project is located, and 8:00 a.m. to 12:00 noon on Saturday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations (excluding the operation of the NOC), except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment including, without limitation, in connection with the operation of the NOC, Landlord may install, or may require that Tenant install, supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation (if not paid by Tenant directly), operation and maintenance thereof.

      Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior dial-in notice, and pays Landlord $35 for such additional heating or air conditioning.

      B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

      C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment (excluding the operation of the NOC). Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord; provided that Landlord hereby consents to the equipment necessary to operate the NOC. If any or all of Tenant's equipment requires electricity consumption, including, without limitation, in connection with the operation of the NOC, in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for the NOC, computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such additional rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

      D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose, including, without limitation, for Tenant's cooling system, as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

      E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building.

      F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including, without limitation, any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 is within Landlord's reasonable control and such interruption causes the Premises to be untenantable for a period of at least five (5) consecutive business days, monthly Rent shall be abated proportionately.

      G. Parking. During the Term, Tenant and its employees shall be entitled to use within the Project's parking area (excluding, however, those areas thereof designated by Landlord from time to time for the exclusive use of certain occupants of the Project or for no parking) an aggregate of no more than 36 parking stalls. Landlord reserves the right to designate reserved parking stalls for other occupants of the Project over any part of the Project's parking area.

      5. ALTERATIONS AND REPAIRS.

      A. Landlord's Consent and Conditions.

      Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent unless (a) the cost thereof is less than $10,000, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant, which shall not exceed five percent (5 %) of the cost of such Work. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

      Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures, the NOC and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 3E.

      The following requirements shall apply to all Work:

            (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8(C)), and, at Landlord's request, security for payment of all costs.

            (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

            (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

            (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

            (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed (which Policies, Rules and Procedures, shall be applied uniformly to the tenants in the Project, taking into consideration the use of their space and the nature of the alterations).

            (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

            (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

      B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises or Common Areas shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

      C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings, that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses, incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as may be allowed under California law.

      D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures and the NOC, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

      E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, the NOC, any improvements which Landlord elects shall be removed by Tenant pursuant to
Section 5D, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to

Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

      F. Landlord's Work. Landlord shall have the right at any time to change the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Project and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises or the Project is commonly known.

      6. USE OF PREMISES. Tenant shall use the Premises only for the Permitted Use. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project.

      Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Landlord shall be responsible for the compliance of the Premises and Common Area with the ADA, assuming the use of the Premises for general office purposes and not as a place of public accommodation. Except for Landlord's obligations pursuant to this paragraph, and notwithstanding any other provision of this Lease, Tenant agrees, at Tenant's expense, to take all proper and necessary action to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, to the extent that those requirements are based upon the Tenant's use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term based upon Tenant's use of the Premises. Except for Landlord's obligations pursuant to this paragraph, Tenant shall, at its expense, make any alterations or modifications, with or without the Premises, to bring Tenant's use and occupancy of the Premises into compliance with the ADA. The Premises shall not be used as a "place of public accommodation" under the ADA or similar laws, regulations, statutes and/or ordinances; provided, that if any governmental authority shall deem the Premises to be a "place of public accommodation" as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

      7. Tenant shall Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations reasonably and uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

      8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

      A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

      To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

      B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

      Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

      C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

            (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Two Million Dollars ($2,000,000).

            (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

            (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident                       $500,000
                    Disease--Policy Limit               $500,000
                    Disease--Each Employee              $500,000

            Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

      Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(l). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Project is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

      Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

            (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

            (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                       Each Accident            $500,000
                       Disease--Policy Limit    $500,000
                       Disease--Each Employee   $500,000

            Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

      Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

      D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

      E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

      9. FIRE AND OTHER CASUALTY.

      A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises either Landlord or Tenant may terminate this lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date with an abatement for any portion of the space which has been untenantable after the casualty.

      B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

      10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by each party.

      11. RIGHTS RESERVED TO LANDLORD.

     Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

      A. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

      B. Signs. To install, remove and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the Common Areas or the exterior of the Building.

      C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior Common Area.

      D. Keys. Subject to the terms of this Lease, to retain and use at any time passkeys to enter the Premises or any door within the Premises. Subject to the terms of this Lease, Tenant shall not alter or add any lock or bolt. If Tenant complies with all of the requirements set forth in this Section, Tenant may provide its own locks to the NOC. At least ten (10) days prior to the Commencement Date, Tenant shall notify Landlord of the name of the representative of Tenant to be contacted and the manner of contact to avoid a forcible entry to the NOC. Tenant need not furnish Landlord with keys to the NOC. Upon the termination of this Lease, Tenant shall surrender all keys to Landlord. Landlord shall have no obligation to provide janitorial or any other service to the NOC.

      If Landlord determines in its sole discretion that a suspected fire or flood or other emergency in the Building requires Landlord to gain access to the NOC, Landlord may forcibly enter. Landlord shall make a reasonable effort to contact Tenant to secure access, but Landlord shall not be obligated to contact Tenant. Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all expenses in repairing any damage to the NOC or any other portion of the Premises or Building resulting therefrom. In no event shall Landlord have any liability to Tenant for any failure to enter the NOC, including, without limitation, in the event of any fire, flood or other emergency.

      E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

     F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

     G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

     H. Show Premises. To show the Premises to prospective purchasers, brokers, lenders, investors, rating agencies or others at any reasonable time, and to show the Premises to prospective tenants at any time during the last six (6) months of the Term or at any time that Tenant is, or has been within the previous three (3) months, in default of its obligations under this Lease, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

     I. Relocation of Tenant. To relocate the Tenant, upon thirty days' prior written notice, from all or part of the Premises (the "Old Premises") to another area in the Project (the "new premises"), provided that:

            (1) the size of the new premises is at least equal to the size of the Old Premises;

            (2) Landlord pays all reasonable, direct out-of-pocket costs incurred by Tenant in connection with such move and the improvement of the new premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the new premises.

     J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

      K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord shall use reasonable efforts to cause such repairs and alterations to be performed without unreasonably affecting Tenant's use of the Premises. Landlord may do or permit any work on any nearby building, land, street, alley or way.

      L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

      M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

      N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

      12. TENANT'S DEFAULT.

      Any of the following shall constitute a default by Tenant:

      A. Rent Default. Tenant fails to pay any Rent when due;

      B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

      C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two (2) such failures during any calendar year, this failure continues for ten (10) days after written notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

      D. Credit Default. One of the following credit defaults occurs:

            (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of sixty (60) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

            (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

            (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

     E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises and fails to pay any amount payable under this Lease when due.

      13. LANDLORD REMEDIES.

      A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom,

      B. Lease Termination Damages. Except as otherwise provided in Section 13C, if Tenant abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code: (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and
(ii)
is computed by allowing interest at the lesser of 12% per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

      C. Continuation of Lease. Even if Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due
Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

      D . Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

      E. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

      F. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN

CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

      G. Litigation Costs. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

      14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

      15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct damages and, if Tenant retains possession of any part of the Premises for more than thirty (30) days, Tenant shall also pay Landlord all of Landlord's consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

      16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

      A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

      B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn,

      C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

      D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

      E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

      17. ASSIGNMENT AND SUBLEASE.

   A. In General. Tenant shall not, without the prior consent of Landlord in each case, make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein. If no default on the part of Tenant has occurred and is continuing, Tenant may assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, without first obtaining Landlord's written consent, if Tenant notifies Landlord at least ten (10) business days prior to the proposed transaction, providing information satisfactory to Landlord in order to determine the net worth both of the successor entity and of Tenant immediately prior to such assignment, and showing the net worth of the successor to be at least equal to the net worth of Tenant (a "Permitted Affiliate Transfer" and the transferee, a "Permitted Affiliate Transferee").

      B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assigmment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

      C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

      D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in thirty-five percent (35%) or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease.

      E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, after deducting the out-of-pocket leasing commissions, tenant improvements and marketing costs incurred by Tenant in connection with such assignment or subletting, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

      F. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, other than a Permitted Affiliate Transfer, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease; provided that Landlord shall not be entitled to the rights under this Section 17(F) (i) in the event subleases of less than thirty-three percent (33%) of the Rentable Area in the aggregate during the first Lease Year, or
(ii) with respect to any sublease if within ten (10) days after Landlord's notice to Tenant under this Section 17(F) Tenant delivers written notice to Landlord rescinding and terminating the proposed sublease.

      18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

      19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis (except as provided in this Lease with respect to the prepaid Rent), and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, except for the remaining portion of the prepaid rent expressly provided in this Lease, that the non-certifying party has not paid any security deposit, other than the security deposit provided in
Section 20 below, and that the non-certifying party has no claims or offsets against the requesting party.

      20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule (the "Initial Security Deposit"). The Initial Security Deposit has been calculated as three (3) times the sum of the monthly Base Rent, monthly Operating Cost Share Rent and monthly Tax Share Rent due under this Lease. For the purposes of determining the Initial Security Deposit, the monthly Base Rent, Operating Cost Share Rent and Tax Share Rent have been estimated. Tenant acknowledges and agrees that the estimates of Base Rent, Operating Cost Share Rent and Tax Share Rent for the Initial Security Deposit have been made solely for the parties' ease in calculating the Initial Security Deposit and such estimate shall not limit or affect any of the provisions of this Lease, including, without limitation, the provisions of this Lease regarding the payment of Base Rent, Operating Cost Share Rent and Tax Share Rent and the provisions of this Section 20.

      The Security Deposit shall be increased upon the Commencement Date and the determination of the TI Rent Component and any increase from time to time in the monthly Base Rent, monthly Operating Cost Share Rent and monthly Tax Share Rent due under this Lease, and concurrently therewith Tenant shall deliver to Landlord, in immediately available funds, the amount necessary to increase the Security Deposit then held by Landlord to an amount equal to three (3) times the sum of the monthly Base Rent, monthly Operating Cost Share Rent and monthly Tax Share Rent, as the same may be reduced as provided in the next paragraph.

      If as of the commencement of the thirty-first (31st) month of the Term,
(a) no default by Tenant and no event which with the giving of notice or the passage of time would constitute a default by Tenant, exists under this Lease, and (b) Tenant's annual audited, and quarterly, financial statements for the fiscal year and fiscal quarter immediately preceding the thirty-first (31st) month of the Term show Tenant's net worth to be not less than $3,000,000, then the amount of the Security Deposit then held by Landlord shall be reduced to the sum from time to time of the monthly Base Rent, monthly Operating Cost Share Rent and monthly Tax Share Rent. Prior to any reduction of the Security Deposit Tenant shall deliver to Landlord Tenant's financial statements for the applicable fiscal year and fiscal quarter, prepared in accordance with generally accepted accounting principles consistently applied, with annual statements audited by an independent certified public accountant. Any reduction in the Security Deposit shall be held by Landlord and applied to the next payment(s) of Rent due under this Lease. The provisions of this paragraph allowing for the reduction of the Security Deposit are applicable only if and when PhoneXchange or a Permitted Affiliate Transferee is the Tenant hereunder (and if at any time PhoneXchange or a Permitted Affiliate Transferee is not the Tenant hereunder there shall be no such reduction of the Security Deposit).

      If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant not later than thirty (30) days after the delivery of possession of the Premises to Landlord. The Security

Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. If the Base Rent, Operating Cost Share Rent or Tax Share Rent shall, from time to time, increase during the term of this Lease (as extended from time to time), Tenant shall, upon Landlord's election, deposit with Landlord additional money as a Security Deposit so that the total amount of Security Deposit held by Landlord shall at all times bear the same proportion to the then current Base Rent, Operating Cost Share Rent and Tax Share Rent as the initial Security Deposit bears to the initial Base Rent, Operating Cost Share Rent and Tax Share Rent.

      If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer the portion of the Security Deposit then held by Landlord to its transferee or (b) return to Tenant the portion of the Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

      Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy any defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees.

     21. FORCE MAJEURE. Neither Landlord nor Tenant shall be in default under this Lease to the extent such party is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of such party (with financial inability of a party not being a cause beyond the reasonable control of such party) ("Force Majeure").

      22. TENANT'S PERSONAL PROPERTY AND FIXTURES. Tenant hereby grants to Landlord all of its personal property and fixtures now or hereafter located within the Premises as security for performance of all of Tenant's obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Uniform Commercial Code of the state in which the Project is located. Upon Tenant's reasonable request, Landlord will subordinate such security interest (pursuant to an agreement in form and substance acceptable to Landlord in its reasonable discretion) to personal property financing obtained by Tenant in the ordinary course of its business.

      23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

      A. Landlord. To Landlord as follows:

         CarrAmerica Realty Corporation
         3611 South Harbor Boulevard, Suite 230
         Santa Ana, California 92704
         Attn: Market Officer

         with a copy to:

         CarrAmerica Realty Corporation
         1850 K Street, N.W., Suite 500
         Washington, D.C. 20006
         Attn: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

      B. Tenant. To Tenant as follows:

         Prior to the Commencement Date:

         PhoneXchange
         4685 MacArthur Court, Suite 300
         Newport Beach, California 92660
         Attention: Chief Financial Officer

         After the Commencement Date:

         PhoneXchange
         27061 Aliso Creek Road
         Aliso Viejo, California
         Attention: Chief Financial Officer

or to such other person at such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

      24. QUIET POSSESSION. Subject to the provisions of Section 16, so long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

      25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

      26. MISCELLANEOUS.

      A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

      B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within fifteen (15) days of Tenant's receipt of Landlord's statement.

      C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

      D. Time of the Essence. Time is of the essence of each provision of this Lease.

      E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one parry shall not create any option or other right in the other party.

      F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

      G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

      H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

      I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

      J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

      K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

      L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

      M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

      N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

      O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

      P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

      Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

      R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

      S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

      T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

      U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

      V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

      W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

      X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

      27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

      28. HAZARDOUS SUBSTANCES.

      A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

     B. "Hazardous Substances" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code; (d) "waste" as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies, repair, maintenance and cleaning supplies, and backup batteries for computer equipment, all maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Substances Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

     C. Without limiting Tenant's liability and obligations under Sections 28(D), (E), (F) and (G), the foregoing covenant set forth in Section 28(A) shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable Environmental Laws,
(iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Substances then maintained by Tenant in the Building, the use of each such Hazardous Substance so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Substances in or about the Project.

      D. In order to obtain Landlord's consent under this Section 28 with respect to any Hazardous Substance other than as specified in Section 28(C) above, Tenant shall first submit a detailed hazardous material management plan describing all relevant aspects of the same to Landlord for approval, which approval may be withheld by Landlord in its sole and absolute discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section 28, including all removal, clean-up and indemnification obligations. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Substance in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Substance by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with this Section 28(C) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

      E. Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Project all Hazardous Substances introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant's covenant herein and to supervise any of Tenant's clean-up and removal activities.

      F. To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord's partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Substance, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Substances in or about the Project,
(iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Substance, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Substances in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

     G. Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

     29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

     30. SIGNAGE. Subject to the terms and approvals provided herein, Tenant shall be entitled to space on a monument sign (the "Monument Sign") (which may include signage for any other tenant(s) as elected by Landlord) installed by Landlord at the Project, to the extent permitted by, and subject to the satisfaction of all Governmental Requirements and, without limiting the foregoing, subject to the approval of Landlord and the County of Orange. The Monument Sign design, size, color, material, composition shall be selected by Landlord, and the Monument Sign shall be in the location elected by Landlord. Tenant acknowledges that the Monument Sign may not be permitted by the Governmental Requirements, that Landlord has made no representation or warranty regarding the availability of the Monument Sign and any unavailability of the Monument Sign under any Governmental Requirements shall not affect or limit Landlord's or Tenant's rights or obligations under this Lease. If the Monument Sign is permitted and approved as provided herein, (a) Tenant's share of the cost of the installation of the Monument Sign and the maintenance thereof shall be paid by Tenant, and (b) if Tenant fails to approve and acknowledge in writing in a manner acceptable to Landlord the Monument Sign and all costs to be paid by Tenant in connection with the installation of the Monument Sign within thirty
(30) days after written notice from Landlord, all of Tenant's rights with respect to the Monument Sign and under this Section 30 shall terminate and be of no further force or effect. Upon the expiration or earlier termination of the Lease Tenant shall, at its sole cost and expense, remove Tenant's signage from the Monument Sign and repair all damage caused thereby and restore the applicable portion of the Monument to its condition prior to the installation and removal of Tenant's signage. The rights granted under this Section 30 are personal to PhoneXchange and any Permitted Affiliate Transferee and may not be transferred or assigned.

     31. EXTENSION OPTION. Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for one period of five (5) years (the "Renewal Term") upon the same terms contained in this Lease, excluding the provisions of Appendix C of the Lease and except for the amount of Base Rent payable during the Renewal Term; and any reference to the "Term" of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension option.

      A. The Base Rent during the Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the applicable Renewal Term, or (ii) the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable built-out space in the Building and other first class office buildings in the vicinity of the Building as reasonably determined by Landlord.

     B. To exercise any option, Tenant must deliver a binding notice to Landlord not less than ten (10) months prior to the expiration of the initial Term of this Lease. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of the Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

      C. Market Rate shall be determined as follows:

            (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then at some point between eleven (11) and nine (9) months prior to the commencement of the Renewal Term (or, at Landlord's election, at an earlier point), Landlord shall calculate and inform Tenant of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

            (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two.

      Otherwise, the dispute shall be resolved by arbitration in accordance with
      (iii) and (iv) below.

            (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

            (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

      D. Tenant's option to extend this Lease is subject to the conditions that:
(i) on the date that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, except an assignment to a Permitted Affiliate Transferee in accordance with the terms of this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months prior to the applicable Renewal Term.

      32. RIGHT OF FIRST OFFER. Subject to Subsection B below, and subject to any expansion or renewal options of any current tenant in the Building (a "Prior Tenant"), or the right of Landlord to extend the Lease of any current tenant in the Building, Landlord hereby grants to Tenant for the term of the Lease a right of first offer for 4,000 net rentable square feet of space in the portion of the ground floor of Building One not originally demised to Tenant under this Lease (collectively, the "ROFO Space"), to be exercised in accordance with Subsection A below.

      A. If any ROFO Space becomes available for lease to anyone other than a Prior Tenant, Landlord shall so notify Tenant ("Landlord's ROFO Notice") identifying the available ROFO Space (the "Subject ROFO Space"). Landlord's ROFO Notice may be given up to sixteen (16) months in advance of such availability and shall contain the terms upon which

Landlord intends to offer the Subject ROFO Space for lease to the market. Tenant shall notify Landlord within five (5) business days of receipt of Landlord's ROFO Notice whether it desires to lease the Subject ROFO Space on the terms set forth in Landlord's ROFO Notice. If Tenant does not notify Landlord within said five (5) business day period that it will lease the Subject ROFO Space, Tenant shall be deemed to have refused the Subject ROFO Space. After any refusal, Tenant shall have no further right of first offer for such Subject ROFO Space and Landlord shall be free to lease such space to any party for any term and upon any terms it desires. If Tenant exercises its right of first offer with respect to the Subject ROFO Space, such space shall be added to the Premises for all purposes of this lease for the remaining Term of the Lease (but in no event less than three (3) years) on (a) the terms specified in Landlord's ROFO Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord's ROFO Notice, except that the terms of Landlord's ROFO Notice shall not apply during any Renewal Term, and instead, the terms of the Lease applying to the remainder of the Premises during the Renewal Term shall also apply to the Subject ROFO Space.

      B. Tenant's right of first offer is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first offer, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, except an assignment to a Permitted Affiliate Transferee in accordance with the terms of this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant's delivery of its notice and ending on the date the ROFO Space is added to the Premises.

      C, Promptly after Tenant's exercise of its right of first offer, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the ROFO Space. Within 15 days thereafter, Tenant shall execute and return the amendment.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease.



                                       LANDLORD:

                                       CARRAMERICA REALTY CORPORATION,
                                       a Maryland corporation

                                       By /s/ PHILIP L. HAWKINS
                                          --------------------------------------
                                       Print Name: Philip L. Hawkins
                                                   -----------------------------
                                       Print Title: Chief  Operating Officer
                                                    ----------------------------

                                       TENANT:


                                       PHONEXCHANGE,
                                       a Delaware corporation

                                       By: /s/ DAVID J. CHADWICK
                                           -------------------------------------
                                       Print Name: David J. Chadwick
                                                   -----------------------------
                                       Print Title: PRESIDENT
                                                    ----------------------------

                                       By:
                                          --------------------------------------
                                       Print Name:
                                                   -----------------------------
                                       Print Title:
                                                    ----------------------------

                                   APPENDIX A
                              PLAN OF THE PREMISES



                                    Attached.

                                   APPENDIX A
                                   Page 1 of 1

                                   Diagram of floor plan

                                   APPENDIX B

                              RULES AND REGULATIONS

      1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

      2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

      3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

      4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

      5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.


      6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord or as provided in the Lease; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

      7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed



                                   APPENDIX B
hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

      8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

      9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

         In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

      10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

      11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

      12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

      13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

      14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.



                                   APPENDIX B

      15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

      16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

      17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

      18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

      19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

      Accordingly:

            (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

            (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

            (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

      20. Tenant shall not do or permit the manufacture, sale or purchase of any fermented, intoxicating or alcoholic beverages, or the use thereof except at reasonable corporate functions, without obtaining written consent of Landlord,

      21. Tenant shall not disturb the quiet enjoyment of any other tenant.



                                   APPENDIX B

      22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

      23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

      24. No equipment. mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

      25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

      26. Except as necessary in connection with the NOC in accordance with the Lease, Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

      27. Tenant shall promptly remove all rubbish and waste from the Premises.

      28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

      29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

      30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.



                                   APPENDIX B

     31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

      32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.



                                   APPENDIX B
                                   Page 5 of 5

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT

      1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld. The Initial Improvements shall be performed at the Tenant's cost, subject to the Landlord's Contribution (hereinafter defined). The Initial Improvements shall include any necessary HVAC ducting.

      Landlord shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect and mechanical and electrical engineer(s). Such engineer(s) shall be approved, in advance, by the Landlord. On or before March 20, 1999 Tenant shall provide reasonable comments to such Plans or approve the same. Tenant shall be deemed to have approved such Plans if it does not timely provide reasonable comments on such Plans. If Tenant provides Landlord with reasonable comments to the initial draft of the Plans, Landlord shall provide revised Plans to Tenant incorporating Landlord's comments. Tenant shall within one week after receipt then either provide reasonable comments to such revised Plans or approve such Plans. Tenant shall be deemed to have approved such revised Plans if Tenant does not timely provide reasonable comments on such Plans. Tenant hereby agrees that the Plans for the Initial Improvements shall comply with all applicable Governmental Requirements. The fact that Landlord has caused to be prepared any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements.

      Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

      Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the preparation of the Plans and the construction of the Initial Improvements and the Change Orders.

      2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not



                                   APPENDIX C
approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

      3. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount up to $172,840 ("Landlord's Contribution") toward the costs incurred for the Initial Improvements and Change Orders; provided that up to a maximum of $1,296 of Landlord's Contribution may be used for the payment of the costs of the space planner used for the preparation of a space plan for the Premises. Except as provided below with respect to the Improvement Allowance (as defined below), Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If the cost of the Initial Improvements and/or Change Orders exceeds the Landlord's Contribution and the Improvement Allowance funded by Landlord Tenant shall pay such overage to Landlord prior to commencement of construction of the Initial Improvements and/or Change Orders.

      If the costs of the Initial Improvements and Change Orders are in excess of the Landlord's Contribution, and so long as Tenant is not in default under this Lease, Landlord will lend Tenant an amount not to exceed $43,210 (the "Improvement Allowance") solely for the payment of the costs of the Initial Improvements and Change Orders. The Improvement Allowance funded by Landlord, together with interest thereon at the rate set forth herein, shall be paid by Tenant to Landlord as part of the Base Rent. For the purposes of determining the Base Rent for the first Lease Year, the "TI Rent Component" per month for the first Lease Year shall mean an amount equal to the total Improvement Allowance funded by Landlord, together with interest on such amount at a rate of ten percent (10%) per annum from the date of disbursement by Landlord until repaid by Tenant, amortized in equal monthly installments over the initial term of this Lease. Landlord and Tenant agree that all unpaid amounts of the Improvement Allowance constitute Base Rent under this Lease. Without limiting any of the foregoing provisions, at Landlord's request, Tenant shall within five (5) days after such request, duly execute and deliver to Landlord a promissory note, in form and substance satisfactory to Landlord, evidencing Tenant's obligation to repay the Improvement Allowance with interest thereon as provided herein (the "Improvement Note"). Tenant acknowledges and agrees that (a) Tenant's failure to deliver the Improvement Note to Landlord as provided herein, or (b) any breach of any of the terms of the Improvement Note, shall constitute a material breach and default under this Lease. Tenant's failure to execute and deliver the Improvement Note to Landlord as provided herein shall not affect Tenant's obligation to repay the Improvement Allowance together with interest thereon as provided herein. The Improvement Note may be prepaid by Tenant at any time. Any unpaid Improvement Allowance, together with interest thereon as provided herein, shall be immediately due and payable upon any default by Tenant under this Lease. Tenant agrees to pay any and all of Landlord's attorneys' fees and costs relating to the enforcement of Landlord's rights under the Improvement Note or with respect to the repayment of the Improvement Allowance.



                                   APPENDIX C

      4. COMMENCEMENT DATE DELAY. Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

              (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

              (b) Contractor's performance of any Change Orders; or

              (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

              (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

              (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

              (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

              (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

      Prior to Tenant's occupancy of the Premises, Landlord and Tenant shall agree up a punch list of items to be corrected.

      5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

              (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

              (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to



                                   APPENDIX C

Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

      (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

     Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

      6. MISCELLANEOUS.

     Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.



                                   APPENDIX C

                                   APPENDIX D
                    MORTGAGES CURRENTLY AFFECTING THE PROJECT

                                      None.

                                   APPENDIX D

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION

Landlord:   CarrAmerica Realty Corporation, a Maryland corporation

Tenant:     PhoneXchange, a Delaware corporation

      This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of April 23, 1999 (the "Lease") for certain premises known as Suite ___ in the building commonly known as Building One of Pacific Corporate Plaza (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

      1. Lease Commencement Date. Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is ______ 199_, and the Termination Date of the Lease is ____________, _____.

      2. The monthly Base Rent for the initial Term is as follows:


                                       Monthly            Monthly TI          Monthly
                                    Base Component      Rent Component       Base Rent
              Lease Year 1          $_____________      $_____________     $____________
              Lease Year 2          $_____________      $_____________     $____________
              Lease Year 3          $_____________      $_____________     $____________
              Lease Year 4          $_____________      $_____________     $____________
              Lease Year 5          $_____________      $_____________     $____________

      3. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

      4. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.



                                   APPENDIX E

                                       TENANT:

                                       PhoneXchange, a Delaware corporation

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       LANDLORD:

                                       CarrAmerica Realty Corporation,
                                       a Maryland corporation

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                   APPENDIX E
                                   Page 1 of 1